Exhibit 99.1

Consolidated financial statements of TERRASCALE TECHNOLOGIES INC. Six-month period ended June 30, 2006 and the year ended December 31, 2005

TERRASCALE TECHNOLOGIES INC.

Deloitte & Touche LLP 1 Place Ville Marie Suite 3000 Montreal QC H3B 4T9 Canada Tel: 514-393-5194 Fax: 514-390-4104 www.deloitte.ca

Independent auditors’ report

To the Shareholders of

Terrascale Technologies Inc.

We have audited the accompanying consolidated balance sheet of Terrascale Technologies Inc. as at December 31, 2005 and the related consolidated statements of loss, shareholders’ deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Montreal, Canada

October 18, 2006

TERRASCALE TECHNOLOGIES INC.

(Incorporated under the laws of Canada)

Consolidated balance sheet

as at June 30, 2006 and December 31, 2005

(in U.S. dollars)

	June 30, 2006	December 31, 2005
	$ (unaudited) (Note 2)	$
Assets
Current assets
Cash	90,146	489,080
Restricted cash (Note 3)	17,921	17,196
Accounts receivable (Note 13)	476,509	514,158
Sales taxes receivable	17,623	20,298
Investment tax credits receivable	692,965	517,075
Inventory (Note 4)	153,858	22,917
Deferred charges	172,072	100,775
Prepaid expenses and deposits	41,444	18,769

	1,662,538	1,700,268

Patents (net of an accumulated amortization of $4,248; $2,939 in 2005)	34,904	36,213
Capital assets (Note 5)	198,556	217,212
Deferred charges	167,570	223,471

	2,063,568	2,177,164

Liabilities
Current liabilities
Accounts payable and accrued liabilities	727,887	743,108
Deposit from distributor (Note 6)	184,032	159,666
Deferred revenue	397,320	191,083
Convertible debentures (Note 7)	1,765,016	1,169,908
Other advances (Note 8)	302,720	—

	3,376,975	2,263,765

Deferred revenue	386,925	423,731

	3,763,900	2,687,496

Commitments and contingent liabilities (Note 12)
Shareholders’ deficiency
Warrants (Note 9)	27,356	27,356
Capital stock (Notes 9 and 10)	2,456,711	2,398,220
Additional paid-in capital	100,549	84,072
Deficit	(4,284,948)	(3,019,980)

	(1,700,332)	(510,332)

	2,063,568	2,177,164

The accompanying notes are an integral part of these financial statements.

TERRASCALE TECHNOLOGIES INC.

Consolidated statement of loss

six-month period ended June 30, 2006 and year ended December 31, 2005

(in U.S. dollars)

	June 30, 2006	December 31, 2005
	(6 months) $ (unaudited) (Note 2)	(12 months) $
Revenue (Note 13)	291,707	179,017

Operating expenses
Cost of revenue	97,478	98,164
Selling	423,372	828,544
Administrative	466,333	519,347
Research and development	282,580	282,976
Depreciation and amortization	34,419	39,161

	1,304,182	1,768,192

Other expenses
Interest, accretion of debt and bank charges	216,028	130,415
Foreign exchange loss	36,465	33,385

	252,493	163,800

Net loss	(1,264,968)	(1,752,975)

The accompanying notes are an integral part of these financial statements.

TERRASCALE TECHNOLOGIES INC.

Consolidated statement of shareholders’ deficiency

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

	Common shares		Preferred shares Class A		Preferred shares Class B		Preferred shares Class Z		Warrants		Additional paid-in capital
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Quantity	Amount		Deficit	Total
		$		$		$		$		$	$	$	$
Balance, December 31, 2004	4,326,654	111,684	905,714	222,087	1,296,909	1,896,210	100,000	75	—	—	46,281	(1,267,005)	1,009,332
Issuance of warrants related to convertible debt (Note 7)	—	—	—	—	—	—	—	—	168,092	168,093	—	—	168,093
Issuance of common shares pursuant to the exercise of warrants (Note 9)	140,734	140,740	—	—	—	—	—	—	(140,734)	(140,737)	—	—	3
Issuance of common shares pursuant to the exercise of stock options (Note 9)	20,000	27,424	—	—	—	—	—	—	—	—	(7,424)	—	20,000
Stock-based compensation (Note 10)	—	—	—	—	—	—	—	—	—	—	45,215	—	45,215
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,752,975)	(1,752,975)

Balance, December 31, 2005	4,487,388	279,848	905,714	222,087	1,296,909	1,896,210	100,000	75	27,358	27,356	84,072	(3,019,980)	(510,332)
Issuance of warrants related to convertible debt (Note 7)	—	—	—	—	—	—	—	—	58,491	58,491	—	—	58,491
Issuance of common shares pursuant to the exercise of warrants (Note 9)	58,491	58,491	—	—	—	—	—	—	(58,491)	(58,491)	—	—	—
Stock-based compensation (Note 10)	—	—	—	—	—	—	—	—	—	—	16,477	—	16,477
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,264,968)	(1,264,968)

Balance, June 30, 2006	4,545,879	338,339	905,714	222,087	1,296,909	1,896,210	100,000	75	27,358	27,356	100,549	(4,284,948)	(1,700,332)

The accompanying notes are an integral part of these financial statements.

TERRASCALE TECHNOLOGIES INC.

Consolidated statement of cash flows

six-month period ended June 30, 2006 and year ended December 31, 2005

(in U.S. dollars)

	June 30, 2006	December 31, 2005
	(6 months) $ (unaudited)	(12 months) $
Cash flows provided by (used in):

Operating activities
Net loss	(1,264,968)	(1,752,975)
Items not affecting cash:
Accretion of debt	113,527	57,468
Amortization	34,419	39,161
Stock-based compensation	16,477	45,215
Other	49,738	54,846

Changes in operating assets and liabilities:
Accounts receivable	37,649	(493,927)
Sales taxes receivable	2,675	(7,050)
Research and development tax credits receivable	(175,890)	(183,178)
Inventory	(130,941)	(22,917)
Other asset	(15,396)	(324,246)
Prepaid expenses and deposits	(22,675)	6,334
Accounts payable and accrued liabilities	56,779	658,988
Deposit from distributor	24,366	19,901
Deferred revenue	169,431	614,814

	(1,104,809)	(1,287,566)

Investing activities
Decrease in advances to shareholder	—	161,798
Additions to capital assets	(14,454)	(202,890)
Additions to patents	—	(1,405)

	(14,454)	(42,497)

Financing activities
Increase in other advances	292,720	—
Issuance of convertible debentures	427,609	1,225,125
Issuance of capital stock, net of share issue costs	—	20,003

	720,329	1,245,128

Decrease in cash	(398,934)	(84,935)

Cash, beginning of year	489,080	574,015

Cash, end of year	90,146	489,080

Supplemental information
Interest paid	85,118	43,688

Non-cash operating, investing and financing activities
Increase in warrants upon issuance of convertible debt (Note 7)	—	27,356
Increase in capital stock upon exercise of warrants (Note 9)	58,491	148,156
Increase in convertible debentures due to interest refinancing (Note 7)	72,000	—

The accompanying notes are an integral part of these financial statements.

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

1.	Description of the business

Terrascale Technologies Inc. (the “Company”) designs and commercializes software products that provide a scalable data storage platform that optimizes the use of existing hardware and network resources. To date, the Company has been financed primarily through share issues and debentures. The Company’s success depends on the marketing of its products and attaining profitability. The Company may be required to raise additional funds for the continued development and marketing of its products.

2.	Accounting policies

Basis of consolidation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Terrascale Technologies (USA), Inc. All intercompany accounts and transactions have been eliminated.

Unaudited interim results

The accompanying interim financial statements as of June 30, 2006 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to fairly present the Company’s financial position, results of operations and its cash flow as of June 30, 2006. The financial data and other information disclosed in these notes to financial statements related to this period is unaudited. The results for the six months ended June 30, 2006 is not necessarily indicative of the results to be expected for the year ending December 31, 2006.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from the estimates and assumptions used.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the rates in effect at the balance sheet date. Other assets are translated at the rates prevailing at the transaction date. Revenue and expenses are translated at average rates prevailing during the year, except for amortization, which is translated using the historical rates in effect when the related assets were acquired. Exchange gains and losses are included in net earnings for the year.

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

2.	Accounting policies (continued)

Inventory

Raw materials are valued at the lower of cost and net realizable value, and finished goods are valued at the lower of cost and net realizable value less normal profit margin. Cost is determined on the first in, first out basis.

Investment tax credits

Investment tax credits are recorded when the qualifying expenditures have been incurred and when it is reasonably assured that the tax credits will be realized. Refundable investment tax credits are accounted for under the cost reduction method, whereby they are netted against the expense to which they relate. Other investment tax credits are recorded as a reduction of income tax expense.

Deferred charges

Deferred charges represent hardware costs related to the proportion of revenue that has not met the revenue recognition criteria. Deferred charges are recognized on the same basis as the revenue to which they are related.

Patents

Patents are recorded at cost and are amortized on the straight-line basis over 15 years beginning in the period of commercialization.

Capital assets

Capital assets are recorded at cost and are amortized using the diminishing balance basis at the following annual rates:

Furniture and fixtures	20%
Computer equipment	30%

Research and development

Research and development costs are charged to expenses as incurred.

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

2.	Accounting policies (continued)

Revenue recognition

Revenue is derived principally from the licensing of the Company’s software product, the sale of complete systems (comprised of hardware and software) and fees generated from customer support services.

In accordance with AICPA Statement of Position 97-2, Software Revenue Recognition, revenue is recognized when delivery has occurred, persuasive evidence of an arrangement exits, collection is probable, the fee is fixed or determinable and vendor-specific evidence of an arrangement exists to allocate the total fee to the different elements of an arrangement. Vendor-specific objective evidence of fair value is typically based on the price charged when an element is sold separately, or, in the case of an element not yet sold separately, the price established by management if it is probable that the price, once established, will not change before market introduction. Management has determined that vendor-specific objective evidence of fair value does not exist for the undelivered elements of their multiple-element arrangements; accordingly, the arrangement fees related to software license arrangements or complete system arrangements are deferred and recognized ratably over the term of the customer support period.

Revenue from professional services, not considered as part of the implementation of software licenses, is recognized as the services are provided.

Amounts received or receivable in advance of meeting the revenue recognition criteria are recorded as deferred revenue.

Cost of revenue

Cost of revenue consists primarily of the cost of third party hardware.

Stock-based compensation and other stock-based payments

The Company uses the fair value method to measure compensation expense. Under the fair value method, the total fair value of the option is amortized over the vesting periods as compensation expense with an offset to additional paid-in capital. For options that are forfeited before vesting, the compensation expense that has previously been recognized in operating expenses and additional paid-in capital is reversed. When options are exercised, the proceeds received by the Company are credited to share capital.

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

3.	Restricted cash

Restricted cash consists of money market instruments with an original maturity of one year in the amount of $17,921 ($17,196 on December 31, 2005) ($20,000 in Canadian dollars) bearing interest at 1.5% (1.5% as at December 31, 2005) representing security deposits on corporate credit cards.

4.	Inventory

	June 30, 2006	December 31, 2005
	$	$
Raw materials	27,180	5,205
Finished goods	126,678	17,712

	153,858	22,917

5.	Capital assets

	June 30, 2006
	Cost	Accumulated amortization	Net book value
	$	$	$
Furniture and fixtures	12,581	4,164	8,417
Computer equipment	274,100	83,961	190,139

	286,681	88,125	198,556

	December 31, 2005
	Cost	Accumulated amortization	Net book value
	$	$	$
Furniture and fixtures	12,581	3,229	9,352
Computer equipment	258,468	50,608	207,860

	271,049	53,837	217,212

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

6.	Deposit from distributor

In January 2004, the Company received a deposit in the amount of CDN $150,000 in connection with a software distribution agreement. The deposit bears interest at a rate of 12% per annum up to January 2005 and 20% per annum subsequently.

7.	Convertible debentures

	June 30, 2006	December 31, 2005
	$	$
Face value	1,820,599	1,284,778
Unaccreted interest	(55,583)	(114,870)

	1,765,016	1,169,908

2006

In January 2006, the Company issued debentures with a face value of $427,609 and refinanced interest payable in the amount of $72,000, bearing interest at 8% per annum, secured by a hypothec on all of the Company’s movable property and maturing in January 2007. The debentures are convertible automatically upon an equity financing of a minimum amount of $6,000,000, or a merger, amalgamation or business combination with a third party. In the event of an equity financing, the conversion would be into the same securities issued to the new investors at a price per security representing a 15% discount if the equity financing occurs on or before the fifth month anniversary of the closing date, or 20% after the fifth month anniversary. In the event of a merger, amalgamation or business combination with a third party, the conversion will be into Class B preferred shares of the Company at a price per share representing a 20% discount. In connection with the issuance of the convertible debentures, 58,491 warrants, with an indefinite life, exercisable into common shares at $0.00002 per share were issued to the debenture holders. An amount of $58,491 was allocated to the warrants based on the relative fair values of the warrants and the debentures. These warrants were immediately exercised.

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

7.	Convertible debentures (continued)

2005

In June and December 2005, the Company issued debentures in the amounts of CDN$1,000,000 and $424,933 each bearing interest at 8% per annum, secured by a hypothec on all of the Company’s movable property and maturing between June 2006 and December 2006. These debentures are convertible automatically upon an equity financing of a minimum amount of CDN$3,000,000 and $6,000,000, respectively, or a merger, amalgamation or business combination with a third party. In the event of an equity financing, the conversion for $224,933 of the debentures will be into the same securities as the ones being issued to the new investors at a price per security representing a 15% discount if the equity financing occurs on or before the fifth month anniversary of the closing date, or 20% after the fifth month anniversary. In the event of a merger, amalgamation or business combination with a third party, the conversion will be into Class B preferred shares of the Company at a price per share representing a 20% discount. In connection with the issuance of the convertible debentures, warrants to acquire 109,965 common shares at an exercise price of $0.00002 per share, warrants to acquire 30,769 common shares at an exercise price of $0.00003 per share and warrants to acquire 27,358 common shares at an exercise price of $0.00004 per share were issued to the debenture holders. The warrants exercisable into common shares at $0.00002 and $0.00003 were immediately exercised.

The proceeds received from the convertible debentures issued were allocated between the debentures and the warrants. The accretion of the convertible debentures to their face value is recorded as interest over their respective terms.

The conversion features of the convertible debentures issued in 2006 and 2005 are dependent on a future event as described above. In accordance with EITF Issue No.98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, the intrinsic value of the beneficial conversion features, in the amount of $165,393 for the issuance of convertible debentures in 2006 and $424,369 for the issuance of convertible debentures in 2005, would be charged to the statement of operations upon occurrence of the future event.

8.	Other advances

In March 2006, the Company borrowed CDN$338,000 bearing interest at the prime rate plus 1.75%, secured by its investment tax credits receivable. The loan is repayable at the earlier of the refund of the investment tax credits receivable or upon change of control of the Company.

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

9.	Capital stock

Authorized

An unlimited number of Class A preferred voting shares with a non-cumulative dividend, determined at the discretion of the Board of Directors. Dividends on the Class A preferred shares may only be declared if dividends are also declared pari passu on the common shares. The Class A preferred shares are convertible at any time into common shares, at the option of the holder, based on a formula that protects the Class A preferred shareholders against dilution that may occur pursuant to the issue of any additional shares. The Class A preferred shares are automatically convertible into common shares immediately prior to the closing of a sale, merger or initial public offering resulting in gross proceeds to the Company of $25,000,000. In the event of a distribution of assets, the holders of the Class A preferred shares, after payment of amounts provided to holders of Class B preferred shares, are entitled to receive, in priority to any distribution of the property or assets of the Company to the holders of common shares, out of the assets of the Company legally available for distribution to the holders of the Company’s capital stock, an amount equal to all declared but unpaid dividends on such shares plus one time the purchase price paid for the Class A preferred shares. At December 31, 2005, any Class A preferred shares outstanding would have been convertible into common shares on a one-to-one basis.

An unlimited number of Class B preferred voting shares with a non-cumulative dividend, determined at the discretion of the Board of Directors. Dividends on the Class B preferred shares may only be declared if dividends are also declared pari passu on the common shares. The Class B preferred shares are convertible at any time into common shares, at the option of the holder, based on a formula that protects the Class B preferred shareholders against dilution that may occur pursuant to the issue of any additional shares. The Class B preferred shares are automatically convertible into common shares immediately prior to the closing of a sale, merger or initial public offering resulting in gross proceeds to the Company of $25,000,000. In the event of a distribution of assets, the holders of the Class B preferred shares are entitled to receive, in priority to any distribution of the property or assets of the Company to the holders of common shares, out of the assets of the Company legally available for distribution to the holders of the Company’s capital stock, an amount equal to all declared but unpaid dividends on such shares plus two times the purchase price paid for the Class B preferred shares. At December 31, 2005, any Class B preferred shares outstanding would have been convertible into common shares on a one-to-one basis.

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

9.	Capital stock (continued)

Authorized (continued)

100,000 of Class Z non-voting shares. The holders of Class Z shares are not entitled to any dividends. The Class Z shares are automatically convertible into common shares immediately prior to the closing of a sale, merger or initial public offering resulting in gross proceeds to the Company of at least $25,000,000. In the event of a distribution of assets, the holders of the Class Z shares, after payment of amounts provided to holders of Class B and Class A preferred shares, are entitled to receive, in priority to any distribution of the property or assets of the Company to the holders of common shares, out of the assets of the Company legally available for distribution to the holders of the Company’s capital stock, an amount equal to a redemption value based on the gross considerations received.

An unlimited number of voting common shares with a non-cumulative dividend, determined at the discretion of the Board of Directors. The holders of common shares are entitled to receive, pari passu with the holders of preferred shares, the residual assets of the Company upon a distribution of assets.

	June 30, 2006	December 31, 2005
	$	$
Issued and outstanding
905,714 Class A preferred shares	222,087	222,087
1,296,909 Class B preferred shares	1,896,210	1,896,210
100,000 Class Z preferred shares	75	75
4,545,879 Common shares (4,487,388 in 2005)	338,339	279,848

	2,456,711	2,398,220

2006 transactions

On January 10, 2006, the Company issued 58,491 common shares for nil, pursuant to the exercise of warrants described in Note 7.

The fair value of the warrants was determined to be $58,491. The difference between the total proceeds and the fair value of the warrants was allocated to the convertible debt. The fair value of the warrants was measured using the Black-Scholes option pricing model using the following assumptions:

Dividend yield	nil
Expected volatility	50%
Risk-free interest rate	4.54%
Expected life	1 year

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

9.	Capital stock (continued)

2005 transactions

On June 10, 2005, The Company issued 109,965 common shares for $2 in cash pursuant to the exercise of warrant as described in Note 7 above.

On November 28, 2005, the Company issued 20,000 common shares for $20,000 in cash pursuant to the exercise of stock option as described in Note 10 below.

On December 22, 2005, the Company issued 30,769 common shares for $1 in cash pursuant to the exercise of warrants as described in Note 7 above.

The fair value of the warrants issued on December 22, 2005 and June 10, 2005 described in Note 7 were determined to be $109,970 and $58,123, respectively. The difference between the total proceeds and the fair value of the warrants was allocated to the convertible debt. The fair value of the warrants was measured using the Black-Scholes option pricing model using the following assumptions:

Dividend yield	nil
Expected volatility	50%
Risk-free interest rate	3.83%
Expected life	1 year

10.	Stock option plan

On January 1, 2004, the Company established an incentive stock option plan (the “Plan”) that provides for the granting of options to employees, directors, officers or consultants for the purchase of the Company’s common shares.

According to the Plan, 15% of the issued and outstanding common shares on fully-diluted basis, from time to time, are reserved for the issuance of stock options.

The Plan provides that the option price shall be established by the Board and the terms of the options, unless otherwise stipulated by the Board, shall be exercisable one-third at each anniversary of the effective date of such options over three years. Options expire 10 years after the date of granting.

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

10.	Stock option plan (continued)

The following table presents information concerning all stock options granted to the Company’s employees, directors, officers and consultants since inception of the Plan on January 1, 2004:

	June 30, 2006		December 31, 2005
	Number of options	Weighted average exercise price per share	Number of options	Weighted average exercise price per share
		$		$
Outstanding, beginning of year	436,168	0.90	353,504	0.62
Granted	40,000	1.00	250,000	1.00
Forfeited	—	—	(147,336)	0.37
Exercised	—	—	(20,000)	1.00

Outstanding, end of year	476,168	0.90	436,168	0.90

Options exercisable, end of year	199,501	0.77	178,391	0.74

Weighted average fair value of options granted during the year	40,000	0.35	250,000	0.32

The following table summarizes information about the Company’s outstanding stock options as at:

Options outstanding				Options exercisable
Exercise price	Number of options	Weighted average remaining contractual life	Weighted average exercise price	Number of options	Weighted average exercise price
$		(years)	$		$
June 30, 2006
0.01	46,168	7.50	0.01	46,168	0.01
1.00	430,000	8.29	1.00	153,333	1.00

	476,168	8.21	0.90	199,501	0.77

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

10.	Stock option plan (continued)

Options outstanding				Options exercisable
Exercise price	Number of options	Weighted average remaining contractual life	Weighted average exercise price	Number of options	Weighted average exercise price
$		(years)	$		$
2005
0.01	46,168	3.86	0.01	76,168	0.01
1.00	390,000	9.34	1.00	102,223	1.00

	436,168	8.40	0.90	178,391	0.74

The fair value of the options granted was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

	June 30, 2006	December 31, 2005
	$	$
Expected volatility	nil	nil
Risk-free interest rate	4.30%	4.36%
Expected dividends	nil	nil
Expected life	10 years	10 years

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

11.	Income taxes

The significant components of the Company’s deferred income tax assets and liabilities are as follows:

	June 30, 2006	December 31, 2005
	$	$
Deferred income tax assets
Unclaimed research and development expenditures	222,004	251,385
Losses carried forward	638,806	386,717
Other	13,241	6,202

Total deferred income tax assets	874,051	644,304

Deferred income tax liabilities
Investment tax credits	20,559	71,482

Net deferred income tax assets	853,492	572,822

Valuation allowance	(853,492)	(572,822)

Deferred income taxes	—	—

The Company has losses carried forward available to reduce Federal, Provincial and U.S. Federal taxable income of approximately $2,972,000, $2,928,000 and $858,000, respectively, expiring at various dates to 2026. The benefit of these items has not been recorded in these financial statements.

12.	Commitments and contingent liabilities

The minimum annual rentals payable under long-term operating leases, exclusive of certain operating costs for which the Company is responsible, are as follows:

$
2006	88,500
2007	102,800
2008	25,700

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

13.	Financial instruments

Credit risk

The Company performs ongoing credit evaluations of customers and generally does not require collateral. Allowances are maintained for potential credit losses. It is reasonably possible that the actual amount of loss, if any, incurred on accounts receivable will differ from management’s estimate. Included in accounts receivable are balances due from two customers representing 69% (two customers representing 98% in 2005) of total accounts receivable.

Fair value

The fair value of the Company’s short-term financial assets and liabilities, cash, accounts receivable, accounts payable and accrued liabilities and deposits from distributor approximate their carrying value due to their short-term nature. The fair value of convertible debentures approximates its carrying value as the interest rate does not differ significantly from current market rates for loans with similar terms and conditions.

Currency risk

As at June 30, 2006 and December 31, 2005, the Company has the following foreign currency denominated monetary items:

	June 30, 2006		December 31, 2005
	CDN dollars	Euro	CDN dollars	Euro
	$	€	$	€
Cash and restricted cash	100,195	—	165,167	—
Accounts receivable	—	—	—	7,200
Other assets	816,248	—	619,182	—
Accounts payable	104,313	—	494,000	—
Other liabilities	352,000	—	—	—
Convertible debentures	1,080,000	—	233,000	—

14.	Related party transactions

The convertible debentures issued in December 2005, described in Note 7, include an amount of $200,000 issued to a director of the Company. This transaction was incurred in the normal course of business and measured at the exchange amount. Charges in connection with this convertible debenture are in the amount of $21,300 and $3,400 for the six-month period ended June 30, 2006 and year-ended December 31, 2005, respectively.

TERRASCALE TECHNOLOGIES INC.

Notes to the consolidated financial statements

six-month period ended June 30, 2006 (unaudited) and year ended December 31, 2005

(in U.S. dollars)

15.	Subsequent event

On September 7, 2006, the Company was acquired by Rackable Systems, Inc. (“Rackable”), a U.S. public company. Under the terms of the agreement, Rackable acquired the Company in an all-cash transaction for a purchase price of $38 million. The acquisition resulted in the exercise of all vested stock options and warrants, triggered the conversion of the convertible debt described under Note 7 and the repayment of the other advances described under Note 8.